As filed with the Securities and Exchange Commission on June 30, 2003.

Registration No. 033-62295

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Exide Technologies

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	23-0552730 (I.R.S. Employer Identification Number)

210 Carnegie Center, Suite 500

Princeton, New Jersey 08540

(609) 627-7200

(Address and Telephone Number, Including Area Code, of Principal Executive Office)

Stuart Kupinsky

Executive Vice President, General Counsel and Secretary

Exide Technologies

210 Carnegie Center, Suite 500

Princeton, New Jersey 08540

(609) 627-7200

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

With a copy to:

Carter W. Emerson, Esq.

Kirkland & Ellis

200 East Randolph Drive

Chicago, Illinois, 60601

(312) 861-2000

DEREGISTRATION OF SECURITIES

Exide Technologies (the “Registrant”) hereby deregisters any and all shares of Common Stock, par value $.01 per share, of the Registrant originally registered under this Registration Statement that have not been sold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Auburn Hills, State of Michigan, on this 30th day of June, 2003.

EXIDE TECHNOLOGIES

By:  /s/ Molly M. Israel

        Name: Molly M. Israel

        Title: Assistant Secretary